Exhibit 10.171

AFTER RECORDING:
HOLD FOR
CHARTER TITLE COMPANY		20140287792
GF	1033004966C	07/01/2014 RPI $108.00
Closer	108b

WHEN RECORDED RETURN TO:

Thompson & Knight LLP
One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Mark M. Sloan

Space above this line for recorder's use only

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

The promissory notes secured by this security instrument contain provisions for a variable interest rate

This Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this “Security Instrument”) is executed as of July 1, 2014, by BR T&C BLVD., LLC, a Delaware limited liability company (“Borrower”), whose mailing address is 2819 Maple Avenue, Dallas, Texas 75219, and whose organizational number is 47-1128783, to LEE Q. VARDAMAN, Trustee, whose mailing address is 8080 North Central Expressway, Suite 370, Dallas, Texas 75206 (“Trustee”), for the benefit of COMPASS BANK, an Alabama banking corporation (“Compass”), whose address is 8333 Douglas Avenue, Suite 200S, Dallas, Texas 75225, Attention: Commercial Real Estate, acting in its capacity as Administrative Agent for itself and for and each of the financial institutions from time to time party to the Loan Agreement (as herein defined) (including Compass, the “Lenders”). Compass, in its capacity as Administrative Agent for itself and for the other Lenders, is hereinafter referred to as “Beneficiary” or “Agent”. Unless otherwise expressly set forth herein, Beneficiary shall be deemed in all respects to be acting in the capacity of Administrative Agent for itself and all of the Lenders, as set forth in, and in accordance with, the Loan Agreement

FOR GOOD AND VALUABLE CONSIDERATION, including the Indebtedness (as defined in Section 1.1 below) and the trust herein created, the receipt of which is hereby acknowledged, and in order to secure the payment of the Indebtedness and the performance of the obligations, covenants, agreements and undertakings of Borrower hereinafter described, Borrower does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee the land (the “Land”) situated in the County of Harris and State of Texas (the “State”) described in Exhibit A attached hereto and made a part hereof, and all buildings and other improvements now on or hereafter located on the Land; together with all of Borrower’s right, title and interest in and to (i) all materials, equipment, fixtures or other property whatsoever now or hereafter attached or affixed to or installed in said buildings and other improvements, including, but not limited to, all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, ventilating and air conditioning equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and apparatus, utility lines and equipment (whether owned individually or jointly with others), sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, engines, machines, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, and rugs and other floor coverings, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, all of which materials, equipment, fixtures and other property are hereby declared to be permanent fixtures and accessions to the freehold and part of the realty conveyed herein as security for the Indebtedness; (ii) all easements and rights of way now and at any time hereafter used in connection with any of the foregoing property or as a means of ingress to or egress from said property or for utilities to said property, including, without limitation, the easements described on Exhibit A, if any; (iii) any streets, ways, alleys and/or strips of land adjoining said Land or any part thereof; (iv) all water and water rights and shares of stock evidencing the same; and (v) all rights, estates, powers and privileges appurtenant or incident to the foregoing.

TO HAVE AND TO HOLD the foregoing property (the “Real Property”) unto Trustee and Trustee’s successors or substitutes in this trust, and to Trustee’s or their successors and substitutes, IN TRUST, WITH POWER OF SALE, however, upon the terms, provisions and conditions herein set forth.

In order to secure the payment of the Indebtedness and the performance of the obligations, covenants, agreements and undertakings of Borrower hereinafter described, Borrower hereby grants to Beneficiary, for the benefit of Lenders, a security interest in the following, whether now owned or hereafter acquired by Borrower: all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature now or hereafter located or used in and about the building or buildings or other improvements now erected or hereafter to be erected on the Land, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to said premises and intended to be installed therein, all security deposits (whether cash, one or more letters of credit, bonds or other form of security) and advance rentals under the Leases, all monetary deposits which Borrower has been required to give to any public or private utility with respect to utility services furnished to the Property, all rents and other amounts from and under leases of all or any part of the Property, all issues, profits and proceeds from all or any part of the Property, all proceeds (including premium refunds) of each policy of insurance relating to the Property, including, without limitation any Net Proceeds, Rent Loss Proceeds and any Additional Funds, all Awards, all amounts deposited in the Tax Escrow Account and any other escrow account established with Beneficiary, all amounts payable under any interest rate protection or hedge agreement entered into by Borrower with respect to the Loan, all amounts deposited in Borrower’s operating accounts, all contracts related to the Property, all money, funds, accounts, instruments, documents and general intangibles relating to the Property (including trademarks, trade names and symbols owned by Borrower and used in connection therewith), all notes or chattel paper arising from or related to the Property, all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property, all plans, specifications, maps, surveys, reports, architectural, engineering and construction contracts, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Property, all proceeds and other amounts paid or owing to Borrower under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property, all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise, together with any sums of money that may now or at any time hereafter become due and payable to Borrower by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Property or any part thereof (collectively, the “Collateral”) and all proceeds of the Collateral. The Real Property and the Collateral are collectively called the “Property”. Notwithstanding the foregoing or any contrary provision in any Loan Document, Beneficiary shall not have a lien on or a security interest in and the definition of Collateral and Property shall exclude, the names “Trammell Crow Residential,” “Trammell Crow,” “Crow”, “TCR”, “Alexan” and the TCR logo, and variants of those names and logos and the goodwill associated therewith and any written or printed material that contains any of such names or logos.

Borrower will warrant and forever defend the title to the Property against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances; provided, however, that if Borrower shall pay (or cause to be paid) and shall perform and discharge (or cause to be performed and discharged) the Indebtedness on or before the date same are to be paid, performed and discharged, then the liens, security interests, estates, rights and titles granted by this Security Instrument shall terminate in accordance with the provisions hereof, otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Beneficiary and Lenders and recorded in the public records in the county where the Real Property is located confirming that the Indebtedness has been fully and finally paid, performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

ARTICLE I.

Indebtedness

1.1           Indebtedness. This Security Instrument is made to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities: (a) one or more promissory notes in the aggregate principal amount of Fifty-Seven Million and No/100 Dollars ($57,000,000.00), made by Borrower, and payable to the order of the Lenders, including, without limitation, all principal, interest, fees and charges, attorneys’ fees and legal expenses, and interest at the Default Rate, both principal and interest being payable as therein provided and being finally due and payable on January 1, 2018 (subject to being extended as provided therein), together with all amendments, modifications and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being included in the defined term “Notes”; (b) all obligations of Borrower under any Hedge Agreement entered into by and between Borrower and Beneficiary, if any; and (c) all loans and future advances made by Beneficiary and/or Lenders to Borrower and all other debts, obligations and liabilities of every kind and character of Borrower now or hereafter existing in favor of Beneficiary and/or Lenders (including all indebtedness incurred or arising pursuant to the provisions of this Security Instrument or any loan agreement relating to the above described indebtedness or any other instrument now or hereafter evidencing, governing or securing the above described indebtedness or any part thereof) whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Beneficiary, Lenders or to a third party and subsequently acquired by Beneficiary or Lenders and whether such debts, obligations and liabilities are evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Borrower may hereafter become indebted to Beneficiary and/or Lenders in further sum or sums. The indebtedness referred to in this Section is herein called the “Indebtedness”.

1.2           Loan Agreement. The Notes, this Security Instrument and certain other documents were executed and delivered pursuant to the Loan Agreement of even date herewith (the “Loan Agreement”) by and among Borrower, Beneficiary and Lenders. Terms used, but not defined, herein are defined in the Loan Agreement and shall have the meaning given such terms in the Loan Agreement. The representations, covenants, terms and provisions of the Loan Agreement are incorporated herein by reference as though fully set forth herein. All of the covenants in the Loan Agreement, together with the covenants set forth in this Security Instrument, shall constitute covenants running with the land. The covenants set forth in the Loan Agreement include, among other provisions: (a) the obligation to pay when due all taxes on the Property or assessed against Beneficiary or Lenders with respect to the Loan, (b) the right of Beneficiary to inspect the Property under certain circumstances and subject to certain requirements, (c) the obligation to keep the Property insured as more specifically set forth in the Loan Agreement, (d) the obligation to comply with all Requirements and repair and maintain the Property, including after damage or casualty, as set forth in the Loan Agreement, and (e) except as otherwise permitted in the Loan Agreement, the obligation of Borrower to obtain Beneficiary’s consent prior to certain actions with respect to the Leases.

1.3           Construction Loan. This Security Instrument is a construction mortgage (as that term is defined in the Uniform Commercial Code as enacted in the State and as amended from time to time) in that it secures an obligation incurred for the construction of an improvement on land.

ARTICLE II.

Assignment of Leases and Rents

2.1           Assignment. In order to secure payment of the Indebtedness, Borrower does hereby absolutely, irrevocably, and unconditionally assign, transfer and set over to Beneficiary, for the benefit of Lenders, the following:

(a)          all rights, title, interests, estates, powers, privileges, options and other benefits of Borrower in, to and under the lease agreements, resident agreements, service agreements, license agreements and other occupancy or use agreements which now or hereafter cover or affect all or any portion of the Property, together with all renewals, extensions, modifications, amendments, subleases and assignments thereof (the “Leases”); and

(b)          all of the rents, income, receipts, revenues, issues, profits and other sums of money (the “Rent”) that are now and/or at any time hereafter become due and payable to Borrower under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Property or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, payments in consideration for cancellation of a Lease, security deposits (whether cash, one or more letters of credit, bonds or other form of security), advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Property and all of Borrower’s rights to recover monetary amounts from any lessee in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, disaffirmances, repudiations, and similar actions, under the Federal Bankruptcy Code and other statutes governing the rights of creditors, including specifically the immediate and continuing right to collect and receive each and all of the foregoing; and

(c)          any and all guaranties of payment of the Rent.

It is the intention of Borrower and Beneficiary that this conveyance creates (i) a presently and immediately effective security interest in all Rent, whether accrued or unaccrued, by means of assignment of the Rent pursuant to this Security Instrument as contemplated in Chapter 64 of the Texas Property Code, the Texas Assignment of Rents Act (as modified from time to time, “TARA”), and (ii) a present and absolute assignment of the Leases, and in both cases, Beneficiary's rights to same are not contingent or conditioned upon, and may be exercised without, possession of the Property.

2.2           Application of Rent. Until the occurrence of an Event of Default, each lessee under the Leases may pay Rent directly to Borrower and Borrower shall have the right to receive such Rent provided that Borrower shall hold such Rent as a trust fund to be applied, and Borrower covenants so to apply the Rent, as follows: first, to the payment of taxes and assessments upon the Property before penalty or interest is due thereon; second, to the cost of insurance, maintenance and repairs required by the terms of this Security Instrument; third, to the satisfaction of all obligations specifically set forth in the Leases; and fourth, to the payment of interest and principal becoming due on the Notes and this Security Instrument. During the continuance of an Event of Default, Borrower hereby agrees that Borrower's rights to enjoy the Rent shall terminate, and Beneficiary may begin enforcement of the assignment of the Rent which accrued before but remains unpaid as of the date of and which accrues on or after the date of such Event of Default, pursuant to TARA and this Security Instrument, and may commence other actions to collect the Rent without taking possession of the Property, without instituting legal proceedings, and without further notice except as required by this Security Instrument or applicable law. In the event Borrower cures an Event of Default giving rise to the enforcement of Beneficiary’s rights to the Rents to the satisfaction of Beneficiary in Beneficiary’s sole discretion, then Borrower’s right to collect and retain the Rents as provided above shall be reinstated until such time as another Event of Default under the Loan Documents occurs and continues to exist.

2.3           Enforcement of Assignment.

(a)          Borrower Enforcement. During the continuance of an Event of Default, Beneficiary can begin enforcement of the assignment of the Rent by written notice, in compliance with TARA, from Beneficiary to Borrower demanding payment of the proceeds of such Rent as Beneficiary is herein entitled to collect. Borrower agrees that all notices required in this Article II may be delivered to the address and in the manner specified in Section 10.18 of the Loan Agreement. If Borrower collects or receives any Rent after Beneficiary begins enforcement as herein provided, then Borrower agrees to pay to Beneficiary, for the benefit of the Lenders, at such place and in such manner as principal or interest payments under the Notes are to be paid, all of such Rent, without deduction for expenses or other costs, within five (5) Business Days after Borrower's receipt of same.

(b)          Tenant Enforcement. Beneficiary may additionally enforce the assignment of the Rent by providing written notice, in compliance with TARA, to each tenant under the Leases or otherwise with respect to the Property, with a copy of such written notice to Borrower, demanding that each such tenant pay to Beneficiary, at the address of Beneficiary specified in such written notice, all unpaid accrued Rent and all unaccrued Rent as it accrues. Borrower hereby irrevocably authorizes and directs the tenants under the Leases or otherwise with respect to the Property to rely upon and comply with any such notice by Beneficiary for the payment to Beneficiary of any Rent and agrees, for the benefit of each such tenant which is hereby deemed to be a third party beneficiary of this provision, that the payment of such Rent to Beneficiary satisfies the tenant's obligation under its Lease to the extent of such payment. The direction and authorization for the tenant to pay Rent to Beneficiary shall continue until the earlier of a court order directing otherwise, a signed notice from Beneficiary cancelling same, or a notice signed by Beneficiary that a foreclosure of this Security Instrument has occurred, with directions for payment of future Rent. Borrower further irrevocably authorizes and directs the tenants under the Leases or otherwise with respect to the Property to rely upon and comply with any notice or demand by Beneficiary for the performance of any of the tenants' undertakings under the Leases, and Borrower agrees that (i) the tenants shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder and (ii) the tenants shall not have any liability to Borrower by reason of relying on and complying with any such notice or demand by Benficiary.

(c)          Indemnity to Tenant. BORROWER SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY TENANT FOR THE PAYMENT OF ANY RENT TO BENEFICIARY HEREUNDER, AND BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD FREE AND HARMLESS EACH TENANT FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE SUFFERED OR INCURRED BY SUCH TENANT BY REASON OF SUCH TENANT'S COMPLIANCE WITH ANY DEMAND FOR PAYMENT OF RENT MADE BY BENEFICIARY.

(d)          Application of Rent. Rent received by Beneficiary for any period prior to foreclosure under this Security Instrument or acceptance of a deed in lieu of such foreclosure shall be applied by Beneficiary to the payment (in such order as Beneficiary shall determine) of: (a) (i) all expenses of managing the Property, including but not limited to the salaries, fees and wages of a managing agent and such other contractors and agents as Beneficiary may deem necessary or desirable; (ii) all expenses of operating and maintaining the Property, including but not limited to all taxes, assessments, charges, claims, utility costs and premiums for insurance, and the cost of all alterations, renovations, repairs or replacements; and (iii) all expenses incident to taking and retaining possession of the Property and/or collecting the Rent due and payable under the Leases; and (b) the Indebtedness and reasonable attorneys’ fees, legal expenses and collection fees and other amounts, in such order as Beneficiary in its sole discretion may determine. In no event will the assignment in this Article II reduce the Indebtedness except to the extent, if any, that Rent is actually received by Beneficiary and applied upon or after said receipt to the Indebtedness. Without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Borrower Rent so received by Beneficiary or any part thereof.

2.4           Collection of Rent. During the continuance of an Event of Default, Borrower shall, upon receipt of written direction from Beneficiary, make demand and/or sue for all Rent due and payable under one or more Leases, as directed by Beneficiary, as it becomes due and payable, including Rent which is past due and unpaid. In the event Borrower fails to take such action, or at any time during which Borrower is not receiving Rent directly from lessees under the Leases, Beneficiary shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Borrower, all Rent due and payable under the Leases, as it becomes due and payable, including Rent which is past due and unpaid.

2.5           No Merger of Estates. Notwithstanding (a) the fact that any Lease or the leasehold estate created thereby may be held, directly or indirectly, by or for the account of any person or entity which shall have an interest in the fee estate of the Property, (b) the operation of law or (c) any other event, lessee’s leasehold estate under such Lease shall not merge into the fee estate and the lessee shall remain obligated under such Lease as assigned by this Security Instrument.

2.6           No Third Party Beneficiary. It is expressly agreed by the parties hereto that the assignment under this Article II shall not be construed or deemed made for the benefit of any third party or parties.

2.7           Release and Termination. The assignment contained in this Article II shall terminate upon the release of this Security Instrument but no lessee under the Leases shall be required to take notice of such termination until a copy of a release of this Security Instrument shall have been delivered to such lessee.

ARTICLE III.

Event of Default

3.1           Defaults. The term “Event of Default” as used in this Security Instrument shall have the same meaning as set forth in the Loan Agreement.

ARTICLE IV.

Remedies Upon Event of Default

During the continuance of an Event of Default, Beneficiary may, at Beneficiary’s option, and shall, at the direction of the Required Lenders, and by or through Trustee, by Beneficiary itself, or otherwise, exercise any one or more of the following remedies:

4.1           Acceleration.  During the continuance of an Event of Default, Beneficiary shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable (including any Make Whole Breakage Amount), and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Beneficiary may elect.

4.2           Possession. During the continuance of an Event of Default, Beneficiary is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Property, or any part thereof, and to take possession of the Property and of all books, records and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection or preservation of the Property, including the right to rent the same for the account of Borrower and to deduct from such Rents all costs, expenses and liabilities of every character incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting or preserving the Property and to apply the remainder of such Rents on the Indebtedness in such manner as Beneficiary may elect. All such costs, expenses and liabilities incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, Beneficiary may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution.

4.3           Release and Indemnification. IN CONNECTION WITH ANY ACTION TAKEN BY BENEFICIARY PURSUANT TO SECTION 4.2 OR ARTICLE II, NEITHER BENEFICIARY NOR LENDERS SHALL BE LIABLE FOR ANY LOSS SUSTAINED BY BORROWER RESULTING FROM ANY FAILURE TO LET THE PROPERTY, OR ANY PART THEREOF, OR FROM ANY OTHER ACT OR OMISSION OF BENEFICIARY OR LENDERS IN MANAGING THE PROPERTY (REGARDLESS OF WHETHER SUCH LOSS IS CAUSED BY THE NEGLIGENCE OF BENEFICIARY OR LENDERS) UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY OR LENDERS, NOR SHALL BENEFICIARY OR LENDERS BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER ANY LEASE COVERING THE PROPERTY OR ANY PART THEREOF OR UNDER OR BY REASON OF THIS SECURITY INSTRUMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY AND LENDERS FOR, AND TO DEFEND AND HOLD BENEFICIARY AND LENDERS HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY BENEFICIARY AND/OR LENDERS UNDER ANY SUCH LEASE OR UNDER OR BY REASON OF THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY AND/OR LENDERS BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH LEASE, REGARDLESS OF WHETHER SUCH LIABILITY, LOSS, DAMAGE, CLAIMS OR DEMANDS ARE THE RESULT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF BENEFICIARY AND/OR LENDERS OR ANY STRICT LIABILITY UNLESS SUCH LIABILITY, LOSS, DAMAGE OR CLAIM IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY OR LENDERS. Should Beneficiary or Lenders incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees and legal expenses, shall be secured hereby and Borrower shall reimburse Beneficiary (for the account of the Lenders) therefor immediately upon demand. In no event will Borrower be liable to Beneficiary or Lenders under this Section for matters arising from any cause whatsoever that occurs after the date Borrower transfers fee title to the Property in a manner permitted under the terms of the Loan Documents. Nothing in Section 4.2 or Article II shall impose any duty, obligation or responsibility upon Beneficiary or Lenders for the control, care, operation, management or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Beneficiary or Lenders responsible or liable for any waste committed on the Property by the tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the operation, management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger or any strict liability. Borrower hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Property taken under this Section. For purposes of this Section, the terms “Beneficiary” and “Lenders” shall include the directors, officers, employees, attorneys and agents of Beneficiary and Lenders, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary and Lenders, respectively. The foregoing releases and indemnities shall not terminate upon release or other termination of this Security Instrument, but shall not cover any matters or events occurring after any release or termination of this Security Instrument.

4.4           Foreclosure. In addition to all other remedies available at law or in equity, during the continuance of an Event of Default, Trustee, Trustee’s successor or substitute, is authorized and empowered and it shall be Trustee’s special duty at the request of Beneficiary to sell the Real Property or any part thereof situated in the State at the courthouse of any county in the State in which any part of the Real Property is situated, at public sale at auction to the highest bidder for cash between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by Trustee hereunder may be of the Real Property as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee or Trustee’s substitutes or successors of less than the whole of the Real Property shall not exhaust the power of sale herein granted, and Trustee or Trustee’s substitutes or successors are each specifically empowered to make successive sale or sales under such power until the whole of the Real Property shall be sold; and, if the proceeds of such sale of less than the whole of the Real Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Security Instrument and the lien thereof shall remain in full force and effect as to the unsold portion of the Real Property just as though no sale had been made; provided, however, that Borrower shall never have any right to require the sale of less than the whole of the Real Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Real Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Borrower, conveying the property so sold to the purchaser or purchasers in fee simple with special warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, Trustee’s successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee or Trustee’s successor or substitute.

4.5           Judicial Foreclosure. This Security Instrument shall be effective as a mortgage as well as a deed of trust and, during the continuance of an Event of Default, may be foreclosed as to any of the Property in any manner permitted by the laws of the State, and any foreclosure suit may be brought by Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by Trustee, or Trustee’s substitute or successor, Beneficiary may at any time before the sale of the Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Indebtedness, and for the foreclosure of this Security Instrument. It is agreed that if Beneficiary should institute a suit for the collection of the Indebtedness and for the foreclosure of this Security Instrument, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, or Trustee’s substitute or successor to sell the Property in accordance with the provisions of this Security Instrument.

4.6           Receiver. In addition to all other remedies herein provided for, Borrower agrees that during the continuance of an Event of Default, Beneficiary as a matter of right and without (a) notice to the Borrower or any other party, (b) a showing of insolvency of the Borrower, (c) a showing of fraud or mismanagement with respect to the Loan or the Property, (d) regard to the sufficiency of the security for the repayment of the Indebtedness, or (e) the necessity of filing any proceeding other than a proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers for the Property or any part thereof (including without limitation the Rents of the Property). Borrower, for itself and any subsequent owner or owners, irrevocably consents to such appointment and waives any and all defenses to such application for a receiver. This section will not deprive Beneficiary or Lenders of any other right, remedy or privilege it may have under applicable law to have a receiver appointed for the Property. Additionally, during the pendency of a receivership for all or a portion of the Property, Borrower consents to any proceeding commenced by Beneficiary and/or Lenders which seeks to enforce another right or remedy of Beneficiary or Lenders under the Loan Documents or applicable law, including without limitation, the commencement of a foreclosure of the Property. Any money advanced by Beneficiary and/or Lenders in connection with any such receivership will constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. This section is made an express condition upon which the Loan is made.

4.7           Proceeds of Sale. The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to Trustee acting under the provisions of Section 4.4 hereof if foreclosed by power of sale as provided in said Section;

SECOND, to the payment in full of the Indebtedness (including specifically without limitation the principal, interest and reasonable attorneys’ fees and legal expenses due and unpaid on the Notes and the amounts due and unpaid and owed to Beneficiary and Lenders under this Security Instrument or any other Loan Document) in such order as Beneficiary may elect; and

THIRD, the remainder, if any, shall be paid to Borrower or to such other party or parties as may be entitled thereto by law.

4.8           Beneficiary as Purchaser. Beneficiary shall have the right to become the purchaser at any foreclosure sale held by any Trustee or substitute or successor or by any receiver or public officer, and Beneficiary shall have the right, on behalf of the Lenders, to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness owing to Beneficiary and/or Lenders, or if Beneficiary or Lenders hold less than all of the Indebtedness the pro rata part thereof owing to Beneficiary and/or Lenders, accounting to all other lenders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding lender or lenders.

4.9           Uniform Commercial Code. During the continuance of an Event of Default, Beneficiary may, on behalf of the Lenders, exercise its rights of enforcement with respect to the Collateral under the Uniform Commercial Code as enacted in the State and as the same may be amended from time to time, and in conjunction with, in addition to or in substitution for those rights and remedies:

(a)          Beneficiary may enter upon the Property to take possession of, assemble and collect the Collateral or to render it unusable;

(b)          Beneficiary may require Borrower to assemble the Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Collateral;

(c)          written notice mailed to Borrower as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice;

(d)          any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Real Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Real Property under power of sale;

(e)          in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the Real Property may, at the option of Beneficiary, be sold as a whole;

(f)          it shall not be necessary that Beneficiary take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale;

(g)          prior to application of proceeds of disposition of the Collateral to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Beneficiary, each as it relates to the Collateral;

(h)          any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Event of Default, or as to Beneficiary having declared all of the Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(i)          Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

4.10         Partial Foreclosure. During the continuance of an Event of Default in the payment of any part of the Indebtedness, Beneficiary shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Security Instrument shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Section 4.7 hereof except that the amount paid under Subsection SECOND thereof shall be only the matured portion of the Indebtedness and any proceeds of such sale in excess of those provided for in Subsections FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Notes in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

4.11         Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, or otherwise benefiting Beneficiary and/or Lenders, and Trustee and Beneficiary (on behalf of the Lenders) shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

4.12         Resort to Any Security. Beneficiary may, on behalf of the Lenders, resort to any security given by this Security Instrument or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Security Instrument.

4.13         Waiver. To the full extent Borrower may lawfully do so, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or redemption, and Borrower, for Borrower and Borrower’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Beneficiary and/or Lenders under the terms of this Security Instrument to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Beneficiary and Lenders under the terms of this Security Instrument to the payment of the Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Borrower or Borrower’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

4.14         Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Borrower or Borrower’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Borrower are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale. Subject to the terms of any applicable non-disturbance and/or attornment agreement between Beneficiary and any tenant(s) of the Property, such tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the portion of the Property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of the portion of the Property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of the Property in the court of competent jurisdiction where the Property, or any part thereof, is situated.

4.15         Tender After Acceleration. If, following the occurrence of an Event of Default and the acceleration of the Indebtedness but prior to the foreclosure of this Security Instrument against the Property, Borrower shall tender to Beneficiary payment of an amount sufficient to pay the entire Indebtedness, such tender shall be deemed to be a voluntary prepayment under the Notes and, consequently, Borrower shall also pay to Beneficiary, on behalf of the Lenders, any Make Whole Breakage Amount required under the Notes to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Security Instrument or the Notes, the applicable charge or premium shall be the maximum Make Whole Breakage Amount provided for in the Loan Documents.

4.16         Collection Expenses. Upon the occurrence of an Event of Default, Borrower shall reimburse Beneficiary for all expenses incurred by Beneficiary and/or Lenders as a result of such Event of Default, including, but not limited to, all travel costs, third-party appraisal fees, environmental report preparation and testing fees, architectural and engineering expenses, and attorneys’ fees and legal expenses.

ARTICLE V.

Miscellaneous

5.1           Defeasance. If all of the Indebtedness is paid in full and if all of the covenants, warranties, undertakings and agreements made in this Security Instrument are kept and performed, then and in that event only, all rights under this Security Instrument shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Beneficiary in due form at Borrower’s cost.

5.2           Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Indebtedness has been paid in full or until the Property is sold hereunder. Borrower hereby covenants and agrees that with respect to Beneficiary’s right and power to appoint a substitute trustee, Beneficiary may appoint a single substitute trustee, multiple substitute trustees, successive single substitute trustees or successive multiple substitute trustees, to act instead of the trustee then named herein. If multiple substitute trustees are appointed, each of such multiple substitute trustees is empowered and authorized to act alone without the necessity of the joinder of the other substitute trustees whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Security Instrument or applicable law. In the event the Indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of the Indebtedness shall have the right and authority to make the appointment of successor or substitute trustee(s) provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation, limited liability company or other entity and such appointment is executed on its behalf by an officer of such corporation, limited liability company or such other entity, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or limited liability company or other entity. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee(s) and such successor or substitute trustee(s) shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee(s), Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee(s) all of the estate and title in the Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee(s). All references herein to Trustee shall be deemed to refer to Trustee (including any successors or substitutes appointed and designated as herein provided) from time to time acting hereunder. Borrower hereby ratifies and confirms any and all acts which the herein named Trustee or Trustee’s successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. If following the posting of a foreclosure action but prior to the commencement of the foreclosure action, Beneficiary decides to replace the trustee who posted such foreclosure, Beneficiary may do so upon written notice to Borrower and a posting of such new appointment in the same location in which the original foreclosure was posted.

5.3           Liability and Indemnification of Trustee. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE ‘S NEGLIGENCE OR CLAIMS OF NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. BORROWER WILL REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND SAVE TRUSTEE HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES ACTUALLY INCURRED) WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE’S DUTIES HEREUNDER OR ON ACCOUNT OF OR IN CONNECTION WITH ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON OR IN THE VICINITY OF THE PROPERTY THROUGH ANY CAUSE WHATSOEVER OR ASSERTED AGAINST TRUSTEE ON ACCOUNT OF ANY ACT PERFORMED OR OMITTED TO BE PERFORMED HEREUNDER OR ON ACCOUNT OF ANY TRANSACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PROPERTY OR WITH ANY LOAN DOCUMENT (INCLUDING ANY LIABILITY AND EXPENSES RESULTING FROM TRUSTEE’S OWN NEGLIGENCE OR CLAIMS OF NEGLIGENCE, BUT NOT INCLUDING ANY LIABILITY AND EXPENSE RESULTING FROM TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Security Instrument.

5.4           No Homestead or Agricultural Use. No portion of the Property is being used as Borrower’s business or residential homestead. No portion of the Property is being used for agricultural purposes.

5.5           Protection and Defense of Lien. If the validity or priority of this Security Instrument or of any rights, titles, liens or security interests created or evidenced by any Loan Document with respect to the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Borrower with respect thereto, Borrower will give prompt written notice thereof to Beneficiary and at Borrower’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Beneficiary (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of the Loan Documents and the rights, titles, liens and security interests created or evidenced thereby, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests (including but not limited to the payment of debts as they mature or the payment in full of matured or nonmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every kind and character shall be a demand obligation owing by Borrower and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

5.6           Notification of Account Debtors. Beneficiary may during the continuance of an Event of Default by Borrower notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Beneficiary directly.

5.7           Authorization to File Financing Statement. Borrower hereby irrevocably authorizes Beneficiary at any time and from time to time to file, without the signature of Borrower, in the applicable jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (a) identify the Property; (b) are effective as a filing against “all assets of Borrower and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset comprised in the Property falls within the scope of Chapter 9 of the Uniform Commercial Code; (c) contain any other information required by subchapter E of Chapter 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower; and (d) are necessary to properly effectuate the transactions described in the Loan Documents, as determined by Beneficiary in its discretion. Borrower agrees to furnish any such information to Beneficiary promptly upon request. Borrower further agrees that a carbon, photographic or other reproduction of this Security Instrument or any financing statement describing any Property is sufficient as a financing statement and may be filed in any jurisdiction by Beneficiary.

5.8           Fixture Filing. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records in the Office of the County Recorder where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as-extracted collateral and is to be filed for record in the real estate records of the county where the Property is situated. The mailing address of Borrower and the address of Beneficiary from which information concerning the security interest may be obtained are the addresses of Borrower and Beneficiary set forth on the first page of this Security Instrument.

5.9           Filing and Recordation. Borrower will cause this Security Instrument and all amendments and supplements hereto and substitutions for this Security Instrument and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

5.10         Dealing with Successor. In the event the ownership of the Property or any part thereof becomes vested in a person other than Borrower, Beneficiary may, without notice to Borrower, deal with such successor or successors in interest with reference to this Security Instrument and to the Indebtedness in the same manner as with Borrower, without in any way vitiating or discharging Borrower’s liability hereunder or for the payment of the Indebtedness. No sale of the Property, no forbearance on the part of Beneficiary and no extension of the time for the payment of the Indebtedness given by Beneficiary shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Borrower hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as agreed to in writing by Beneficiary.

5.11         Place of Payment. The Indebtedness which may be owing hereunder at any time by Borrower shall be payable at the place designated in the Notes, or if no such designation is made, at the office of Beneficiary at the address indicated in this Security Instrument, or at such other place in Dallas County, Texas as Beneficiary may designate in writing.

5.12         Subrogation. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lenders at Borrower’s request and Beneficiary and Lenders shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however that the terms and provisions of this Security Instrument shall govern the rights and remedies of Beneficiary and Lenders and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the lien or liens to which Beneficiary and Lenders are subrogated hereunder.

5.13         Application of Indebtedness. If any part of the Indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Indebtedness or if the lien and security interest of the Indebtedness of this Security Instrument are invalid or unenforceable as to any part of the Indebtedness or as to any part of the Property, then all payments made on the Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured in whole or in part by this Security Instrument.

5.14         Notice. Any notice or communication required or permitted hereunder shall be given in accordance with the provisions of the Loan Agreement; provided that, service of a notice required by Tex. Property Code §51.002 shall be considered complete when the requirements of that statute are met.

5.15         Successors, Substitutes and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon the successors and assigns of the parties hereto, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of the successors, substitutes and assigns of the parties hereto and shall constitute covenants running with the Land. All references in this Security Instrument to Borrower, Trustee, Beneficiary or Lenders shall be deemed to include all such successors, substitutes and assigns.

5.16         Severability. A determination that any provision of this Security Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Security Instrument to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

5.17         Gender and Number. Within this Security Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

5.18         Counterparts. This Security Instrument may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

5.19         Headings. The Section headings contained in this Security Instrument are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

5.20         Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Beneficiary and Lenders with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Borrower, Beneficiary and Lenders with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Beneficiary or Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents.

5.21         Inconsistencies with Loan Agreement. In the event of any inconsistency between this Security Instrument and the Loan Agreement, the terms hereof shall control as necessary to create, preserve and/or maintain a valid lien and security interest upon the Property, otherwise the provisions of the Loan Agreement shall control.

5.22         APPLICABLE LAW. THIS SECURITY INSTRUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

5.23         CONSENT TO FORUM. THE PROVISIONS OF THE LOAN AGREEMENT RELATING TO THE CHOICE OF FORUM FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS ARE INCORPORATED HEREIN BY REFERENCE AS THOUGH SET FORTH HEREIN IN ITS ENTIRETY.

5.24         WAIVER OF JURY TRIAL. BORROWER, BENEFICIARY AND LENDERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH THIS SECURITY INSTRUMENT, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

ARTICLE VI.

State Law Provisions

6.1           Conflicts. To the extent of any conflict between the provisions of this Article VI and the other provisions of this Security Instrument, the provisions of this Article VI shall control.

6.2           Waiver.

(a)          Waiver. In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees that: notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Beneficiary and Lenders shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other Persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower, Guarantor and others against whom recovery of a deficiency is sought.

(b)          Alternative to Waiver. Alternatively, in the event the waiver provided for in Section 6.2(a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above) and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by individuals having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

IN WITNESS WHEREOF, Borrower has executed this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing as of the date first set forth above.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE OF BORROWER TO

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

BR T&C BLVD., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C.,
a Texas limited liability company, its general partner

		By:	/s/ Timothy J. Hogan
		Name:	Timothy J. Hogan
		Title:	Vice President

THE STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

This instrument was acknowledged before me on June 27, 2014 by Timothy J. Hogan, in his/her capacity as Vice-President on behalf of Maple Multi-Family Development, L.L.C., a Texas limited liability company, in its capacity as general partner on behalf of HCH 106 Town and Country, L.P., a Delaware limited partnership, in its capacity as managing member on behalf of BR T&C Blvd., LLC, a Delaware limited liability company.

NADEJDA PETROVA	/s/ Nadejda Petrova
My Commission Expires	Notary Public, State of Texas
April 26, 2018
Nadejda Petrova
(printed name)

My commission expires:

April 26, 2018      .

SIGNATURE PAGE – DEED OF TRUST

EXHIBIT A

(Legal Description)

Being a tract or parcel, containing 2.3190 acres (101,014 square feet) of land, situated in the George Bellows Survey, Abstract Number 3, City of Houston, Harris County, Texas, and consisting of four tracts: 1) all that certain called 25,244 square feet described in deed to TADI Investments, Inc., as recorded under Harris County Clerk’s File (H.C.C.F.) Number W388396; 2) all that certain called 1.0148 acres described in deed to Performance Development L.P., as recorded under Harris County Clerk’s File (H.C.C.F.) Number 20120530439; 3) all that certain called 0.475 acre described in deed to Alvin Wong Gee, as recorded under H.C.C.F. Number T207436; and 4) being part of and out of Unrestricted Reserve "A", Block 1, CITYPOINT, a plat of subdivision recorded under Film Code Number 653107, Harris County Map Records; also being part of and out of that certain tract described in deed to Memorial City Redevelopment Authority (herein referred to as the "MCRA Tract"), as recorded under H.C.C.F. Number 20140105540; said 2.3190 acre tract being more particularly described as follows (bearings herein are grid bearings based on the Texas Coordinate System, South Central Zone Number 4204; NAD 83; distances are surface distances based on the U.S. Survey Foot and may be converted to grid by multiplying by a combined scale factor of 0.999870017):

BEGINNING at the intersection of the south right-of-way (R.O.W.) line of Interstate Highway 10, based on a varying width, with the west R.O.W. line of Town and Country Boulevard, based on a 100-foot width and dedicated to City of Houston (public), under H.C.C.F. Number C703140; also being the northeast corner of that certain called 25,244 square feet described in said deed to TADI Investments, Inc. and of the herein described tract, from which a Texas Department of Transportation aluminum disk found for reference bears South 04°33 West, 0.90 feet;

THENCE, South 02°42’17” East, with the west R.O.W. line of said Town and Country Boulevard, at a distance of 498.80 feet passing the northeast corner of the aforesaid Unrestricted Reserve "A" of CITYPOINT, and continuing in all a total distance of 558.74 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set marking the southeast corner of the herein described tract;

THENCE, South 87°17’43” West, departing said west R.O.W. line and along a line 60.00 feet northerly of and parallel with the south line of said MCRA Tract, a distance of 180.09 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set in the east line of that certain called 3.1080 acres described in deed to SFP Hotel Partners, L.P., as recorded under H.C.C.F. Number 20130225814; said iron rod also being in the west line of said Unrestricted Reserve "A" and said MCRA Tract, and marking the southwest corner of the herein described tract;

THENCE, North 02°42’17” West, with the east line of said 3.1080 acre tract, and the west line of said Unrestricted Reserve "A" and said MCRA Tract, at 59.94 feet pass the southwest corner of the aforesaid 0.475 acre tract, and the northwest corner of said Unrestricted Reserve "A" and said MCRA Tract, from which an "X" in concrete found for reference bears North 02º42'17" West, 0.56 feet, and from which another "X" in concrete found for reference bears North 19º43' West, 0.58 feet; continuing with said east line and the west line of said 0.475 acre tract, at 175.28 feet pass a 1/2-inch iron rod found marking the southwest corner of the aforesaid 1.0148 acre tract and the northwest corner of said 0.475 acre tract; continuing with said east line and the west line of said 1.0148 acre tract, at a distance of 420.74 feet to a 5/8-inch iron rod with cap found marking the southwest corner of the aforesaid 25,244 square foot tract, and the northwest corner of said 1.1048 acre tract, and continuing in all a total distance of 563.08 feet to a point in the aforesaid south R.O.W. line of Interstate Highway 10, same being the northeast corner of said 3.1080 acre tract, the northwest corner of the said 25,244 square foot tract and of the herein described tract, from which a found 5/8-inch iron rod with cap bears North 38º26' East, 0.19 feet;

THENCE, North 88°40’43” East, with said south R.O.W. line and the north line of said 25,244 square foot tract, a distance of 180.14 feet to the POINT OF BEGINNING and containing 2.3190 acres (101,014 square feet) of land.

FILED

2014 JUL -1 PM 4:01

/s/ Stan Stanart
County Clerk
Harris County, Texas

ANY PROVISION HEREIN WHICH RESTRICTS THE SALE, RENTAL, OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND UNENFORCEABLE UNDER FEDERAL LAW.

THE STATE OF TEXAS

COUNTY OF HARRIS

I hereby certify that this instrument was FILED in File Number Sequence on the date and at the time stamped hence by me, and was duly RECORDED in the Official Public Records of Real Property of Harris County, Texas.

        JUL -1 2014

/s/ Stan Stanart
COUNTY CLERK
HARRIS COUNTY, TEXAS